Exhibit 99.1

News Release

T1 Energy Reports Second Quarter 2026 Results

Austin, TX and New York, NY, August 12, 2026, T1 Energy Inc. (NYSE: TE) (“T1,” “T1 Energy,” or the “Company”) today reported financial and operating results for the second quarter 2026. The Company will hold a conference call today at 8:00 am EDT.

Headlines

▪	Second quarter 2026 results summary. During Q2 2026, T1 achieved total net sales of $250.1 million, G1_Dallas module production of 935 MW, a net loss from continuing operations of $(36.9) million, and Adjusted EBITDA of $10.7 million. The Company’s second quarter 2026 net loss from continuing operations and Adjusted EBITDA included a pre-tax reduction in Cost of Sales due to $24.4 million of tariff refunds recognized during the quarter.

▪	T1 and Clearway execute strategic offtake deal. In August 2026, T1 announced a contract to supply independent power producer Clearway Energy Group (“Clearway”) 641 MW of solar modules built with domestic cells from T1’s G2_Austin solar cell fab. This latest offtake contract marks a continuation of T1’s commercial strategy to offer customers a traceable and reliable solar supply chain built on leading U.S. technology and domestic content.

▪	T1 acquires advanced solar intellectual property rights from Evervolt. In July 2026, the Company announced that it acquired foundational solar patents and other intellectual property rights from Evervolt Green Energy Holding Pte Ltd. (“Evervolt”) for total consideration of $135 million. T1 believes these patents, which relate to Tunnel Oxide Passivated Contact (“TOPCon”) solar cells and modules, provide the most advanced, highly efficient commercially viable solar technology available.

▪	G2_Austin project update. Construction work on the 2.1 GW Phase 1 of G2_Austin, T1’s solar cell fab, continues with the building ready for interior Mechanical, Electrical and Plumbing installation. Additionally, T1 has begun receiving the first containers of production line equipment at U.S. ports, and all the key shipments from T1’s production line equipment vendor for Phase 1 are now either on the water or already in the United States. Long lead time clean room equipment has also been ordered ahead of the projected start of clean room installation later in the third quarter. As the Company indicated in July, T1 is projecting that capital expenditures for G2_Austin Phase 1 will total $510 million in accordance with the recent addition of a 20% contingency. The capital expenditure contingency is intended to account for labor and materials costs associated with tightness in the Texas data center construction market. T1 expects to produce the first solar cells at G2_Austin in Q1 2027.

▪	T1 applauds the Section 232 proclamation in support of American polysilicon solar manufacturing. The Company believes the new action, which was signed and announced on August 6, 2026, aligns with T1’s strategy to build a vertically integrated solar supply chain on industry leading U.S. technology. The proclamation details new tariffs on U.S. imports of polysilicon and polysilicon derivatives, which go into effect on December 4, 2026. It also launches an onshoring program to incentivize companies to invest in U.S. production of polysilicon products. T1 plans to work with the Department of Commerce to access the tariff offset onshoring program through T1’s committed and planned investments in G2_Austin, TOPCon IP, and U.S. polysilicon and wafer commitments with Hemlock Semiconductor and Corning, Inc. (NYSE: GLW).

“We made significant advances during and since the second quarter to strengthen T1’s long-term competitive position while we fund and execute our domestic vertical integration strategy,” said Dan Barcelo, Chairman and CEO of T1 Energy. “Our mission to power America with industry leading solar technology while we support the domestic polysilicon industry is resonating with customers, and we are focused on delivering strong operational and financial performance in the second half of 2026 while we continue to make meaningful progress at G2_Austin, our flagship U.S. solar cell fab.”

T1 Energy Inc.	1	News Release

Business update and guidance

▪	Nordic value optimization. T1 is engaged in discussions with multiple parties to explore potential strategic pathways to generate value from the Company’s Nordic portfolio. T1’s Nordic data center asset, which has been assigned a 50 MW grid allocation by Norway’s power grid operator, remains in the queue for 396 MW of power. Potential monetization structures could include participation in a joint venture through T1’s contribution of assets with established operators in the global data center ecosystem.

▪	Section 45X tax credits. During Q2 2026, T1 monetized the balance of the Company's remaining 2025 Section 45X tax credits (as defined below) for $39.1 million, at a gross price of $0.93 on the dollar, which was higher than previously announced 2025 sales. T1 has also commenced early-stage negotiations with several potential counterparties regarding sales of Section 45X tax credits accrued in 2026.

▪	Enhanced full-year 2026 G1_Dallas production target. T1 expects the run rate of production in Q3 and Q4 2026 will exceed Q2 2026 production and believes 2026 production will fall within the higher end of its previously disclosed 2026 production range of 3.1 - 4.2 GW. The enhanced production target reflects T1's progress qualifying international cell vendors to supply G1_Dallas.

▪	Financing update. T1 continues to target a comprehensive financing solution, which includes a significant debt component, in an amount sufficient to fund the remaining estimated capital expenditure required for G2_Austin Phase 1.

Subsequent Events to Q2 2026

▪	T1 completed a private placement of $120 million of convertible senior notes due 2031. In July 2026, the Company completed a private placement of $120 million aggregate principal amount of its 4.75% convertible senior notes due 2031. The offering generated gross proceeds of $120 million and is intended as a bridge to a comprehensive financing solution to fund the remaining capital expenditures of the 2.1 GW Phase 1 of G2_Austin.

▪	T1 closes acquisition of KORE Power, Inc., creating T1 NRI brand to service BESS and data center infrastructure markets. In July 2026, T1 closed the previously announced acquisition of KORE Power, Inc. The transaction is expected to provide T1 with an entry point into the energy storage and AI data center infrastructure markets through an expanded potential customer base for solar and storage solutions.

Q2 2026 Results Overview

▪	T1 Energy reported a net loss attributable to common stockholders for the second quarter of 2026 of $44.5 million, or $(0.16) per share compared to a net loss of $32.8 million, or $(0.21) per share for the second quarter of 2025. Net loss from continuing operations was $36.9 million, or $(0.14) per share for the second quarter of 2026 compared to a net loss from continuing operations of $31.2 million, or $(0.21) per share for the second quarter of 2025. Net loss from discontinued operations was $6.6 million, or $(0.02) per share for the second quarter of 2026 compared to a net loss of $0.7 million, or $(0.00) per share for the second quarter of 2025.

▪	As of June 30, 2026, T1 had cash, cash equivalents, and restricted cash of $156.4 million, of which $79.1 million was unrestricted cash.

T1 Energy Inc.	2	News Release

Presentation of Second Quarter 2026 Results

A presentation will be held today, August 12, 2026, at 8:00 am Eastern Daylight Time to discuss financial and operating results for the second quarter 2026. The results and presentation material will be available for download at https://ir.t1energy.com/.

Participants can access the conference call by clicking the following link and completing the online registration form. Upon registering participants will receive the dial-in info and PIN to join the call.

The call will also be available by clicking the webcast link.

About T1 Energy

T1 Energy Inc. (NYSE: TE) is an energy solutions provider building an integrated U.S. supply chain for solar. In December 2024, T1 completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the U.S., with a complementary solar and storage strategy. Based in the U.S. with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

To learn more about T1, please visit www.T1energy.com and follow on social media.

Investor contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599-5706

Media contact:

Russell Gold

EVP, Strategic Communications
russell.gold@T1energy.com

Tel: +1 214 616-9715

T1 Energy Inc.	3	News Release

Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to T1’s strategy of developing as an integrated U.S. solar and storage leader, powering U.S. artificial intelligence development and energy dominance and establishing a domestic solar supply chain (including its desired position as the first vertically integrated American silicon-based advanced solar company); T1’s ability to build commercial traction with U.S. customers; T1’s ability to generate meaningful long-term shareholder value; the timing for funding and completion of G2_Austin Phase 1 and the expected level of capital expenditure to achieve such completion; expectations with respect to future financing activities (including the structure, timing and size of any such transaction); T1’s financial and operating performance and guidance (including 2026 operating and financial guidance) and any projected business outlook; the negotiation of sales of Section 45X tax credits accrued in 2026; the expected benefits from T1’s acquisition of patents and other intellectual property rights from Evervolt; the impact of the Section 232 polysilicon proclamation, including anticipated benefits to T1’s supply chain strategy and T1’s ability to access the Department of Commerce tariff offset onshoring program; the growth of U.S. electricity demand; T1’s commercial presence and ability to grow its U.S. customer base; T1’s ability to meet its production plan and pursue strategic partnerships, including the status of any ongoing discussions with utilities/developers (including with respect to T1’s portfolio of European assets); T1’s capital formation opportunities and the timing thereof; any cell procurement targets and indications of customer demand in 2026; T1’s ability to optimize its capital structure; the ramp up of production and revenues at G1_Dallas (including the timing for module production); any commercial funnel of sales opportunities for 2026 and beyond (including customer pursuits, advanced opportunities and ongoing discussions with customers); the expected benefits from the acquisition of KORE Power, Inc.; and T1’s ability to meet its strategic priorities to fund and build T1’s integrated polysilicon solar supply chain and enhance its profitability and capital structure. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from T1’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in T1's Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026, as amended and supplemented by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026, including risks related to: (1) T1's ability to (i) construct and equip manufacturing facilities in a timely and cost-effective manner; (ii) target and retain customers and suppliers; (iii) attract and retain key employees and qualified personnel; (iv) protect its intellectual property; (v) comply with legal and environmental regulations; (vi) compete in international markets in light of export and import controls; (vii) incur substantially more debt; (viii) remediate the material weakness in T1's internal control over financial reporting or otherwise maintain effective internal control over financial reporting, (ix) qualify for the advanced manufacturing production credit under Section 45X of the Internal Revenue Code of 1986, as amended (the ”Section 45X tax credits”), and (x) rely on third-party warranties; (2) T1’s ability to secure a comprehensive financing solution to fund the remaining capital expenditure for G2_Austin Phase 1 on favorable terms, or at all, and the timing of such financing; (3) the concentration of T1's operations in Texas and its dependence on a limited number of suppliers; (4) changes adversely affecting the flow of components and materials from international vendors, the costs of raw materials, components, equipment, and machinery; (5) general economic and geopolitical conditions, (6) changes in applicable laws or regulations, including environmental, export control and tax laws and incentives and renewable energy targets, as well as international trade policies, including tariffs, on T1's products and competitive position (including T1’s ability to obtain tariff refunds); (7) the outcome of any legal proceedings relating to T1's products and services, including intellectual property or product liability claims, commercial or contractual disputes, warranty claims, and other proceedings; and (8) the capital-intensive nature of T1's business and its ability to raise additional capital on attractive terms or service its debt.

The above referenced filings are available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to T1 as of the date of this press release, and T1 assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

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T1 intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1’s website in the ‘Investor Relations’ section. T1, and its CEO and Chairman of the Board, Daniel Barcelo, also intend to use certain social media channels, including, but not limited to, X, LinkedIn and Instagram, as means of communicating with the public and investors about T1, its progress, products, and other matters. While not all the information that T1 or Daniel Barcelo post to their respective digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 encourages investors and others interested to review the information that it and Daniel Barcelo posts and to monitor such portions of T1’s website and social media channels on a regular basis, in addition to following T1’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1’s website and its and Daniel Barcelo’s social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Use of Non-GAAP Financial Measures

T1 reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA presented herein is a supplemental measure of T1’s performance that is not required by, or presented in accordance with, GAAP. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

T1 defines Adjusted EBITDA as net income (loss) from continuing operations before interest expense, income tax expense (benefit), depreciation and amortization, and further adjusted to exclude certain items that management does not consider indicative of the Company’s core operating performance, including, but not limited to, non-cash charges, non-recurring items, and non-operating gains or losses. These adjustments include impairment charges, losses on debt extinguishment, losses on settlement of derivative liabilities, share-based compensation, fair value adjustments of warrant and derivative liabilities, and non-recurring transaction expenses. Our Adjusted EBITDA measure was re-defined in the fourth quarter of 2025 to also exclude certain non-recurring transaction expenses. The historical presentation of Adjusted EBITDA in this press release has been recast to conform to the revised definition.

T1 uses Adjusted EBITDA as a key measure in evaluating its financial and operating performance and in making strategic business decisions. T1 believes that Adjusted EBITDA, when considered together with the corresponding GAAP financial measures, provides meaningful supplemental information by excluding items that may not be representative of its core business, operating results, or future outlook. However, Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) from continuing operations or any other measure of performance or liquidity presented in accordance with GAAP.

Adjusted EBITDA has been reconciled to the nearest GAAP measure for historical periods in the table entitled “Reconciliation of Non-GAAP Measures to Most Comparable Amounts” set forth on Annex A of this press release.

T1 Energy Inc.	5	News Release

T1 ENERGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$79,109	$182,450
Restricted cash	70,207	81,203
Accounts receivable trade, net - related parties	98,645	84,481
Government grants receivable, net	95,390	36,376
Inventory	228,773	116,043
Advances to suppliers	133,231	137,532
Other current assets	38,611	5,989
Current assets of discontinued operations	7,229	19,418
Total current assets	751,195	663,492
Restricted cash	7,120	7,120
Property and equipment, net	430,416	302,302
Goodwill	57,449	57,449
Intangible assets, net	157,781	180,481
Right-of-use asset under operating leases	218,320	151,166
Other assets	19,988	10,098
Total assets	$1,642,269	$1,372,108
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$102,282	$91,323
Accrued liabilities and other	86,085	47,224
Deferred revenue	150,398	56,731
Derivative liabilities	1,352	11,661
Current portion of long-term debt	49,593	46,357
Accounts payable and accrued liabilities - related parties	125,736	162,754
Current liabilities of discontinued operations	62,030	47,538
Total current liabilities	577,476	463,588
Long-term deferred revenue	48,189	48,189
Convertible notes	328,970	152,960
Operating lease liability	206,161	143,534
Long-term debt	116,534	137,303
Long-term debt - related party	54,850	53,538
Deferred tax liability	3,524	3,758
Other long-term liabilities	31,291	47,353
Total liabilities	1,366,995	1,050,223
Commitments and contingencies
Redeemable preferred stock
Series B convertible non-voting preferred stock, $0.01 par value, 1,600 shares issued and outstanding as of both June 30, 2026 and December 31, 2025, respectively (includes accrued dividends of $640 and $160 as of June 30, 2026 and December 31, 2025, respectively)	18,285	17,805
Series B-1 convertible non-voting preferred stock, $0.01 par value, 5,000 shares issued and outstanding as of both June 30, 2026 and December 31, 2025, respectively (includes accrued dividends of $2,000 and $500 as of June 30, 2026 and December 31, 2025, respectively)	55,210	53,710
Equity:
Common stock, $0.01 par value, 280,604 and 266,267 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	2,806	2,663
Additional paid-in capital	1,371,216	1,358,992
Accumulated other comprehensive loss	(15,216)	(18,213)
Accumulated deficit	(1,157,027)	(1,093,072)
Total equity	201,779	250,370
Total liabilities, redeemable preferred stock and equity	$1,642,269	$1,372,108

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T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net sales	$—	$66,465	$241	$66,465
Net sales - related party	250,128	66,302	427,534	119,754
Total net sales	250,128	132,767	427,775	186,219
Cost of sales	201,031	100,006	349,594	135,677
Gross profit	49,097	32,761	78,181	50,542
Operating expenses:
Selling, general and administrative	71,878	62,712	123,467	106,091
Impairment of intangible assets	—	1,410	—	1,410
Total operating expenses	71,878	64,122	123,467	107,501
Operating loss from continuing operations	(22,781)	(31,361)	(45,286)	(56,959)
Other (expense) income:
Warrant liability fair value adjustment	(2,836)	(220)	7,577	1,347
Derivative liabilities fair value adjustment	(5,493)	1,048	14,462	26,277
Impairment of assets previously classified as held for sale	—	(1,747)	—	(2,029)
Interest expense, net	(6,726)	(8,045)	(12,890)	(17,898)
Other income, net	1,690	3,162	3,671	3,325
Total other (expense) income	(13,365)	(5,802)	12,820	11,022
Loss from continuing operations before income taxes	(36,146)	(37,163)	(32,466)	(45,937)
Income tax (expense) benefit	(781)	5,979	(559)	8,492
Net loss from continuing operations	(36,927)	(31,184)	(33,025)	(37,445)
Net loss from discontinued operations, net of tax	(6,609)	(725)	(30,930)	(10,703)
Net loss	(43,536)	(31,909)	(63,955)	(48,148)
Preferred dividends and accretion	(990)	(891)	(1,980)	(1,782)
Net loss attributable to common stockholders	$(44,526)	$(32,800)	$(65,935)	$(49,930)

Weighted average shares outstanding:
Weighted average shares of common stock outstanding - basic	280,129	155,938	279,282	155,936
Weighted average shares of common stock outstanding - diluted	280,129	155,938	279,282	155,936

Net loss per share attributable to common stockholders:
Net loss per share from continuing operations - basic and diluted	$(0.14)	$(0.21)	$(0.13)	$(0.25)
Net loss per share from discontinued operations - basic and diluted	$(0.02)	$—	$(0.11)	$(0.07)
Net loss per share - basic and diluted	$(0.16)	$(0.21)	$(0.24)	$(0.32)

Other comprehensive loss:
Net loss	$(43,536)	$(31,909)	$(63,955)	$(48,148)
Foreign currency translation adjustments	(4,341)	13,482	2,997	39,547
Total comprehensive loss	(47,877)	(18,427)	(60,958)	(8,601)
Preferred dividends and accretion	(990)	(891)	(1,980)	(1,782)
Comprehensive loss attributable to common stockholders	$(48,867)	$(19,318)	$(62,938)	$(10,383)

T1 Energy Inc.	7	News Release

T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(63,955)	$(48,148)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	8,530	5,220
Depreciation and amortization	50,121	43,598
Impairment of intangible assets	—	1,410
Impairment of assets previously classified as held for sale	—	2,029
Change in valuation allowance	15,358	(2,230)
Change in fair value of derivative liabilities	(14,462)	(26,277)
Gain on sale of property and equipment	—	(5,675)
Amortization of debt issuance costs, premium and discount	3,745	7,923
Reduction in the carrying amount of right-of-use assets	4,747	3,259
Warrant liability fair value adjustment	(7,577)	(1,347)
Deferred income taxes	(234)	(6,994)
Other	(89)	2,349
Changes in operating assets and liabilities:
Accounts receivable trade	(14,164)	(34,584)
Government grants receivable, net	(59,014)	(43,970)
Inventory	(112,730)	(51,673)
Other assets	(1,296)	—
Advances to suppliers and other current assets	(31,236)	29,904
Accounts payable, accrued liabilities and other	25,610	75,035
Deferred revenue	93,667	38,788
Net cash used in operating activities	(102,979)	(11,383)
Cash flows from investing activities:
Issuance of notes receivable	(8,594)	—
Proceeds from the return of property and equipment deposits	—	1,202
Purchases of property and equipment	(161,821)	(51,943)
Proceeds from the sale of property and equipment	—	50,000
Net cash used in investing activities	(170,415)	(741)
Cash flows from financing activities:
Repayment of Senior Secured Credit Facility	(18,764)	(14,874)
Proceeds from issuance of Convertible Notes, net of underwriting fees	175,720	—
Exercise of Penny Warrants	70	—
Payment of debt issuance costs	(912)	(3,760)
Exercise of stock options	6,833	—
Cash paid for equity repurchases for equity-based compensation tax withholding	(3,818)	—
Net cash (used in) provided by financing activities	159,129	(18,634)
Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	(72)	777
Net decrease in cash, cash equivalents, and restricted cash	(114,337)	(29,981)
Cash, cash equivalents, and restricted cash at beginning of period	270,773	76,645
Cash, cash equivalents, and restricted cash at end of period	$156,436	$46,664
Reconciliation to condensed consolidated balance sheets:
Cash and cash equivalents	$79,109	$8,451
Restricted cash	77,327	38,213
Cash, cash equivalents, and restricted cash	$156,436	$46,664

T1 Energy Inc.	8	News Release

T1 ENERGY INC.

RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Net loss (1)	$(43,536)	$(31,909)	$(63,955)	$(48,148)
Net loss from discontinued operations, net of tax	6,609	725	30,930	10,703
Net loss from continuing operations (1)	(36,927)	(31,184)	(33,025)	(37,445)
Adjustments to net income (loss) from continuing operations
Interest expense, net	6,726	8,045	12,890	17,898
Income tax benefit	781	(5,979)	559	(8,492)
Depreciation and amortization	25,016	28,920	50,121	43,598
Impairment of assets previously classified as held for sale	—	1,747	—	2,029
Warrant liability fair value adjustment	2,836	220	(7,577)	(1,347)
Derivative liabilities fair value adjustment	5,493	(1,048)	(14,462)	(26,277)
Other income, net	(1,690)	(3,162)	(3,671)	(3,325)
Share-based compensation expense	5,792	1,281	8,530	5,220
Transaction and nonrecurring expenses (2)	2,630	1,829	6,426	4,809
Adjusted EBITDA (1)	$10,657	$669	$19,791	$(3,332)

(1)	Net loss, Net loss from continuing operations and Adjusted EBITDA include pre-tax reduction in Cost of sales due to $24.4 million of tariff refunds recognized during the three and six months ended June 30, 2026. The impact of these tariff refunds was excluded from the estimated Adjusted EBITDA range in our press release, dated July 28, 2026, related to certain preliminary results for the three months ended June 30, 2026. In connection with the completion of our quarterly financial closing procedures, we determined that such tariff refunds would not be excluded from Adjusted EBITDA and have revised the presentation of such non-GAAP metric in this press release.
(2)	Transaction and nonrecurring expenses includes $2.6 million and $6.4 million for the three and six months ended June 30, 2026, which is primarily related to non-recurring legal costs in connection with the evaluation, interpretation, and implementation of provisions under the Inflation Reduction Act (“IRA”) and the One Big Beautiful Bill Act (“OBBBA”). Transaction and nonrecurring expenses of $1.8 million and $4.8 million for the three and six months ended June 30, 2025, was primarily related to the Trina Business Combination and non-recurring legal and advisory costs in connection with the evaluation and pursuit of potential acquisitions and joint venture arrangements.

T1 Energy Inc.	9	News Release